THIS SHARE PURCHASE AGREEMENT made the ______ day of March, 2001.

BETWEEN:

          SYNCRO-DATA SYSTEMS, LTD., a British Columbia incorporated company, Incorporation No. 0353219, with a registered and records office located at 2621 Uplands Court, Coquitlam, British Columbia, V3E 2N9

                                                                   (the "Buyer")
AND:

          EDUVERSE.COM, a Nevada incorporated company with a business office located at 70 East 2nd Avenue, 2nd Floor, Vancouver, British Columbia V5T 1B1

                                                                  (the "Seller")
WHEREAS:

A. The Seller is indebted to the Buyer for advances made by the Buyer to Eduverse Dot Com Inc. ("Eduverse"), in the approximate amount of $50,000.00 USD.

B. Eduverse is indebted to the Seller for ongoing operating expenses of approximately $2.4 million CDN Funds (the "Indebtedness").

C. The Seller has agreed to assign to the Buyer the Indebtedness as partial consideration for the within transaction.

D. The Seller is the legal and beneficial owner of 1 one common share without par value in the capital of Eduverse, such shares being all of the issued and outstanding shares in the capital of the company. Eduverse is a British Columbia company, incorporated under number 0567998, which has a business office located at 70 East 2nd Avenue, 2nd Floor, Vancouver, British Columbia V5T 1B1. The total issued shares of Eduverse consist of the 1 one common share owned by the Seller.

E. The Seller has agreed to sell to the Buyer and the Buyer has agreed to buy from the Seller of all of the Seller's respective legal and beneficial interest in the shares in the capital of Eduverse on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the promises and mutual agreements and covenants herein contained (the receipt and adequacy of such considerations hereby mutually admitted by each party), the parties hereby covenant and agree as follows:

SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
--------------------------------------------------

The Seller represents and warrants to the Buyer as representations and warranties which are true and correct as of the date hereof that:

1.1 The Seller is a company incorporated under the laws of the State of Nevada, is a reporting company, is valid and subsisting, is in good standing, and has the necessary powers to carry on the business carried on by it.

1.2 The Seller wholly owns Eduverse, a private subsidiary of the Seller. Eduverse is not a reporting company, is valid and subsisting, is in good standing and has the necessary powers to carry on the business carried on by it.

1.3 Eduverse has only issued one 1 share and that share is validly issued and outstanding as fully paid and non-assessable. This share represents all of the issued and outstanding shares in Eduverse. It is contemplated that upon completion of this transaction, the Buyer will be the sole shareholder of all Eduverse stock issued.

1.4 The Seller and Eduverse carry on business in Canada, the United States, and internationally and hold all permits, licenses and consent issued by any Federal, Provincial, State, Regional or Municipal Government or Agency thereof which are necessary or desirable in connection with the operations of the Seller and Eduverse and the ownership of their respective assets.

1.5 The Seller has due and sufficient right and authority to enter into this Agreement on the terms and conditions set out herein and to transfer legal and beneficial title and ownership of the shares to the Buyer.

1.6 No person, firm or corporation has any agreement or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of Eduverse.

1.7 The Seller covenants that Eduverse will not create any options, warrants or rights for any person to subscribe for any unissued shares in the capital stock of Eduverse.

1.8 The Directors and Officers of the Seller as at the date of this agreement are as follows:

     Name                               Position
     ----                               --------

     Grant Atkins                       President, CEO, Board Chairman, Director
     Gary Powers                        Director

1.9  The Directors and Officers of Eduverse are as follows:

     Name                               Position
     ----                               --------

     Marc Crimeni                       President, Secretary, Director

1.10 The unaudited consolidated financial statements of the Seller and Eduverse as at December 31, 2000, which are attached hereto as Schedule "A" are true and correct in every material respect and present fairly the consolidated financial position of the Seller as of December 31, 2000 and the results of its operations for the period then ended. The statements have been prepared by management in accordance with generally accepted accounting principles and there have been no material adverse changes in the financial position or condition of the Seller or its wholly owned subsidiary, Eduverse, or loss materially affecting the business or assets of the Seller or Eduverse.

1.11 There are no liabilities, contingent or otherwise, of the Seller or Eduverse other than those set out in Schedule "A" and except for normal accounts payable not exceeding a total of $1,000.00. The Seller or Eduverse has not guaranteed or agreed to guarantee, any debt, liability or other obligations of any person, firm or organization.

1.12 The Seller and Eduverse are not indebted to the Buyer or any affiliate, or to any director or officer of the Seller or Eduverse other than as set out in Schedule "A" hereto.

1.13 No dividends or other distribution on any shares in the capital of the Seller or Eduverse have been made, declared or authorized.

1.14 No payments of any kind have been made or authorized since December 31, 2000 to or on behalf of the Buyer or to or on behalf of officers, directors, and shareholders of the Seller or Eduverse except in the normal course of operations to regular employees or to employees under management agreements with the Seller.

1.15 The Memorandum and Articles of the Seller have not been altered since incorporation of the Seller.

1.16 The Memorandum and Articles of Eduverse have not been altered since incorporation of Eduverse.

1.17 All contracts, accounts receivable, accounts payable, Internet domain names, and other material operational documentation relating to Eduverse that are in the name of the Seller shall be assigned or transferred to Eduverse pursuant to Schedules "D" and "E" attached.

1.18 Eduverse does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written, or implied with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, or lawyers.

1.19 As at the date of this agreement the Seller is aware of no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Seller or Eduverse threatened against or affected by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency or any other entity.

1.20 The Seller is a resident of Nevada for matters relating to jurisdiction of taxation.

1.21 As at the date of this agreement the Seller and Eduverse are not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them.

1.22 As at the date of closing, neither the Seller nor any of its officers, directors or shareholders is now indebted or under obligation to the Seller on any account whatsoever except as set out in Schedule "A" hereto.

1.23 All material transactions of the Seller and Eduverse have been promptly and properly recorded or filed in or with its respective books and records. The minute books of the Seller and Eduverse contain all records of the meetings and proceedings of shareholders and directors thereof.

1.24 The performance of this agreement will not be in violation of the Memorandum or Articles of the Seller or of the Memorandum or Articles of Eduverse or any agreement to which the Seller or Eduverse are a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Seller or Eduverse and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the Seller or Eduverse.

1.25 The Seller does not own, directly of indirectly, any shares or interests in any other company or firm other than the following:

     (a) M & M Marketing Systems Inc., a Nevada private Corporation wholly owned by the Seller.

1.26 The business of the Seller now and until the Closing Date will be conducted and maintained in the manner which is normal to that business.

1.27 The representations, warranties, covenants and agreements of the Seller in this agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Buyer prior to the closing or the waiver of any condition by the Buyer, the representations, warranties, covenants and agreements of the Seller shall survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect.

1.28 For the purposes of this part, Intellectual Property Rights means any and all proprietary rights used or owned by Eduverse, whether registered or not provided under (i) patent law, (ii) copyright law, (iii) trade mark and trade name law, (iv) design patent, distinguishing guises or industrial design law, (v) semi-conductor chip or mask work law, or (vii) any other statutory provision or common law principle which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know how generally, including trade secret law, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; or goodwill and (c) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing.

1.29 To the best of the Seller's knowledge, the Intellectual Property Rights are valid and enforceable.

1.30 There are no legal actions pending by any third party, including any governmental agency, relating to the Intellectual Property Rights or other property of Eduverse. The Seller is not aware of any adverse claim that has ever been, or is currently being, threatened against the Intellectual Property Rights or other property of Eduverse. The Seller is not aware of any claim by any Person that any of the Intellectual Property Rights are or may be invalid or unenforceable or non-distinctive of the Seller.

1.31 Eduverse is the owner of each of the Intellectual Property Rights and other property of Eduverse, and has full and exclusive right, title, and interest in each of the Intellectual Property Rights and other property of Eduverse. There are no registered or pending Intellectual Property Rights.

1.32 Eduverse has kept in strict confidence all confidential information pertaining to the Intellectual Property Rights, it has obtained written agreements from persons that it has disclosed the Intellectual Property Rights to obligating them to keep the information secret, and it has taken reasonable steps to keep all confidential information from losing its confidentiality in such a way as to bar the right to obtain registered rights in the Intellectual Property. The confidential information is not generally known.

1.33 The software used in Eduverse's business was written by employees of Eduverse in the course of their employment and is an original work. All authors have waived their moral rights in any copyrightable Intellectual Property Rights. No portion of the software uses copies or comprises the work of any third party including, without limitation, the structure, sequence or organization of any third party work and no royalty or other consideration is due to any third party arising out of the creation, copying or distribution of such software or the Intellectual Property Rights in the software.

1.34 The Seller has not granted, transferred, licensed or assigned any right or interest in either the Intellectual Property Rights or other property of Eduverse to any Person which is or could be in any way inconsistent with the rights acquired or to be acquired by the Buyer under this agreement.

1.35 The Seller has good and marketable title to, and is owner of all right, title and interest in, each of other property of Eduverse and the Intellectual Property Rights, free and clear of all encumbrances (including any restrictions on the modification or disposition thereof) of any kind whatsoever.

1.36 The Code and all printed material connected to the Software which have been or will be provided by the Seller to the Buyer shall be complete and accurate in all material respects and shall be adequate to enable the Buyer to make full use of the Software upon being provided with the Source Code.

1.37 No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required or desirable for the assignment by the Seller of the Intellectual Property Rights or other property of Eduverse.

1.38 The Seller is not aware of any third party uses of the trademarks and has not used any other trademarks, common law or otherwise, with respect to the Intellectual Property Rights other than as described in Schedule "F".

1.39 If the Intellectual Property rights are based in any way on prior works or inventions, the Seller has the legal right to use such prior works and inventions and has disclosed such rights to the Buyer.


BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
-------------------------------------------------

The Buyer represents and warrants to the Seller as representations and warranties which are true and correct as of the date hereof that:

2.1 The Buyer is a non-reporting company duly incorporated under the laws of British Columbia, validly existing, and is in good standing to carry on business in the Province of British Columbia.

2.2 There is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Buyer threatened against or affecting the Buyer at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency.

2.3 The Buyer agrees to recognize outstanding accounts payable of Eduverse as listed at February 12, 2001 and attached hereto as Schedule "C".

2.4 The Buyer agrees to recognize certain accounts payable of the Seller as listed at February 12, 2001, and attached hereto as Schedule "B" to be transferred to Eduverse, such payables to be recognized by the Buyer are listed below:

     o  ASCD
     o  Brooks Fiber Communications
     o  Dunn & Bradstreet
     o  International Market Access Inc.
     o  PAC Services
     o  SINA.com
     o  WorldCoM

2.5 The representations, warranties, covenants and agreements by the Buyer in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Seller prior to closing or the waiver of any condition by the Seller, the representations, warranties, covenants and agreements of the Buyer shall survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect.

PURCHASE AND SALE
-----------------

Pursuant to the terms of this Agreement, the Buyer agrees to buy from the Seller on the terms set out herein, one share of Eduverse.

3.1 The Seller will assume the Ernst & Young account payable of Eduverse in the amount of $74,652.60 Canadian.

3.2 The Buyer has paid the ongoing expenses of Eduverse to date in the approximate amount of FIFTY THOUSAND DOLLARS ($50,000.00) the receipt of which is hereby acknowledged by the Seller.

3.3 The Buyer shall recognize certain liabilities of Eduverse as part of the share purchase including the liability of Lingo Media in the amount of $62,000 (CDN), Revenue Canada in the amount of $95,000 (CDN), and the accounts payable as per Schedule "C" herein totally $44,464.33 (CDN). The Seller understands and recognizes that Eduverse shall receive accounts receivable, contract revenue, outstanding cash in any bank account of at the date of this Agreement estimated at $900 US funds, loss carryforwards, and GST receivables.

CONDITIONS PRECEDENT TO THE PERFORMANCE BY
THE BUYER OF ITS OBLIGATIONS UNDER THIS AGREEMENT
-------------------------------------------------

4.1 The Buyer's obligations to carry out the terms of this Agreement and to complete the purchase referred to in paragraph 3 hereof are subject to the following conditions:

     (a) That on the Closing Date the warranties and representations of the Seller set forth in paragraph 1 shall be true in every particular as if such warranties and representations had been made by the Seller on the Closing Date;

     (b) That all agreements to be performed by the Seller hereunder shall have been fully performed and satisfied;

     (c) Closing Documentation - the Buyer shall have received from the Seller and, where applicable, Eduverse the following closing documentation:

          (i) A share certificate representing the share issued in the name of the respective seller duly endorsed for transfer to the Buyer;

          (ii) A certified copy of resolutions of the directors of Eduverse, authorizing the transfer of the share, the registration of the share in the name of the Buyer and the issuance of share certificate representing the share registered in the name of the Buyer;

          (iii) A share certificate registered in the name of the Buyer, signed by the authorized signatory of the Seller representing the share;

          (iv) A certified copy of the Register of Members of Eduverse showing the Buyer as the registered owner of the shares;

          (v) The corporate minute book and all other books of record of Eduverse and the corporate seal for Eduverse.

4.2 The conditions set forth in paragraph 4.1 are for the exclusive benefit of the Buyer and may be waived by the Buyer in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase and sale by the Buyer shall not prejudice or affect in any way the rights of the Buyer in respect of the warranties and representations of the Seller set forth in paragraph 1 which shall survive the closing and the payment of the purchase price.

CONDITIONS PRECEDENT TO THE PERFORMANCE OF
THE SELLER OF ITS OBLIGATION UNDER THIS AGREEMENT
-------------------------------------------------

5.1 The Seller's obligation to carry out the terms of this Agreement and to complete the purchase referred to in paragraph 3 hereof are subject to the following conditions:

     (a) That on the Closing Date the warranties and representations of the Buyer set forth in paragraph 2 shall be true in every particular as if such warranties and representations had been made by the Buyer on the Closing Date;

     (b) That all agreements to be performed by the Buyer hereunder shall have been fully performed and satisfied.

5.2 The conditions set forth in paragraph 5.1, are for the exclusive benefit of the Seller and may be waived by the Seller in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase and sale by the Seller shall not prejudice or affect in any way the rights of the Seller in respect of the warranties and representations of the Buyer set forth in paragraph 2 which shall survive the closing and the payment of the purchase price.

GENERAL PROVISIONS
------------------

6.1  Time shall be of the essence in this Agreement.

6.2 This Agreement contains the whole agreement between the Seller and the Buyer in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms and conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

6.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6.4 Any notice to be given under this Agreement shall be duly and properly given if made in writing and mailed by prepaid registered post in the United States or Canada and addressed to the addresses as set out on page 1 of this Agreement and any such notice shall be deemed to be received seven days after the day of mailing except in the case of postal disruption in which case it will be deemed to be received when delivered or sent via facsimile, or at such other address as the Buyer or the Seller may, from time to time, designate by notice to the other.

6.5 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereto submit and are attorn to the jurisdiction of the Court of the Province of British Columbia.

6.6 All references to sums of money shall be deemed to refer to the legal tender of the United States of America unless otherwise specified herein.

6.7 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such Agreement or facsimile so executed shall be deemed to be an original and such counterpart together shall constitute one and the same instrument.

6.8 If any one or more of the provision contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

CLOSING DATE
------------

7.1 The Closing Date is the closing of the purchase and sale contemplated by this Agreement and will take place at the offices of Eduverse located at 70 East 2nd Avenue, 2nd Floor, in the City of Vancouver, British Columbia on or before June 30, 2001 at the next Annual Shareholder's meeting of the Seller where such approval of the majority of shareholders of the Seller is required to authorize and complete the contemplated purchase and sale as set out herein.


IN WITNESS WHEREOF the parties have hereunto set their hands and seals and have caused their corporate seals to be affixed in the presence of their duly authorized officers the day and year first above written.


The Corporate Seal of EDUVERSE.COM          )
was hereunto affixed in the presence of:    )
                                            )
                                            )                 (C/S)
-------------------------------             )
Authorized Signatory                        )



The Corporate Seal of SYNCRO-DATA           )
SYSTEMS, LTD. was hereunto affixed          )
in the presence of:                         )
                                            )
                                            )                 (C/S)
--------------------------------            )
Authorized Signatory                        )